

                                                                                                      Exhibit 11.1

                                             Micro Linear Corporation
                                  Statement Re Computation of Earnings Per Share
                                                    (Unaudited)
                                       (In thousands, except per share data)

                                                Three Months Ended September 30,
                          -----------------------------------------------------------------------------
                                          1998                                   1997
                          -------------------------------------  --------------------------------------
                                                        Per-                                    Per-
                             Income        Shares     Share         Income         Shares     Share
                          (Numerator)  (Denominator)   Amount     (Numerator)  (Denominator)   Amount
  Basic Income Per Share:
  Net income available
    to common
    stockholders             $265         11,642       $0.02          $728       11,811        $0.06

  Effect of dilutive
  securities:                                350                                    868
    Stock options

  Diluted Income Per
  Share:
  Net income available
    to common
    stockholders assuming
    dilution                 $265         11,992       $0.02          $728       12,679       $0.06





                                                Nine Months Ended September 30,
                          -----------------------------------------------------------------------------
                                          1998                                   1997
                          -------------------------------------  --------------------------------------
                                                        Per-                                    Per-
                             Income        Shares     Share         Income         Shares     Share
                          (Numerator)  (Denominator)   Amount     (Numerator)  (Denominator)   Amount
  Basic Income Per Share:
  Net income available
    to common
    stockholders             $896         11,661       $0.08         $5,418      11,878       $0.46

  Effect of dilutive
  securities:                                440                                  1,268
    Stock options

  Diluted Income Per
  Share:
  Net income available
    to common
    stockholders assuming
    dilution                 $896         12,101       $0.07         $5,418      13,146       $0.41